Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Bold Eagle Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Units each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one twentieth (1/20) of one Class A ordinary share upon the consummation of an initial business combination	457(o)	28,750,000	(2)	$10.00	$287,500,000	0.00014760	$42,435
Equity	Class A ordinary shares included as part of the Units	457(o)	28,750,000		—	—	—	—
Equity	Eagle Share Rights included as part of the Units	457(g)	28,750,000		—	—	—	—
Equity	Class A ordinary shares underlying the Eagle Share Rights included as part of the Units	457(g)	1,437,500		$10.00	$14,375,000	0.00014760	$2,121.75

Total Offering Amounts						$301,875,000		$44,556.75
Total Fees Previously Paid								—
Total Fee Offsets								$308,643.90
Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes 3,750,000 Units, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	We paid a registration fee of $308,643.90 in connection with the registration of up to $2,300,000,000 of units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-fifth of one redeemable warrant, under the Registration Statement on Form S-1, filed on June 24, 2021 (File No. 333-257341) (the “Prior S-1”). The Prior S-1 was not declared effective by the SEC, and no securities were issued or sold thereunder. The Prior S-1 was withdrawn by filing a Form RW on April 6, 2022. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of the registration statement of which this prospectus forms a part is expected to be offset by the previously paid registration fee.